Exhibit 4.21

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 03/19/1997 971090460 – 2730624

CERTIFICATE OF INCORPORATION

OF

PON EXPLORATIONS, INC.

Under Section 102 of the General Corporation Law

FIRST: The name of the corporation is: PON EXPLORATIONS, INC. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The Corporation shall have authority to issue a total of one thousand (1,000) shares of Common Stock, par value $.01 per share.

FIFTH: The name and mailing address of the sole incorporator are: Richard A. Anderman, Christy & Viener, 620 Fifth Avenue, New York, New York 10020.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH: Election of directors of the Corporation need not be by ballot unless the By-Laws so require.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

NINTH: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

THE UNDERSIGNED, being the sole incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate on March 18, 1997 and hereby acknowledges that it is his act and deed and that the facts stated herein are true.

/s/ Richard A. Anderman
Richard A. Anderman
Sole Incorporator
Christy & Viener
620 Fifth Avenue
New York, New York 10020

PON EXPLORATIONS, INC.

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

(Under Section 242 of the Delaware General Corporation Law)

THE UNDERSIGNED, being the President of Pon Explorations, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

1.	The name of the Corporation is Pon Explorations, Inc.

2.	The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 19, 1997.

3.	Article FIRST of the Certificate of Incorporation, setting forth the name of the Corporation, is hereby amended to read in its entirety as follows:

FIRST:	The name of the corporation (hereinafter called the “Corporation”) is Z Explorations, Inc.

4.	This Certificate of Amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

5.	This Certificate of Amendment of the Certificate of Incorporation of the Corporation shall be effective on June 8, 2005.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of June 8, 2005.

/s/ Everett L. Grant, III
Name:	Everett L. Grant, III
Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 02:11 PM 06/08/2005 FILED 02:11 PM 06/08/2005 SRV 050479049 – 2730624 FILE

State of Delaware Secretary of State Division of Corporations Delivered 12:17 PM 06/30/2005 FILED 12:13 PM 06/30/2005 SRV 050546338 – 2730624 FILE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL CORPORATION LAW

1. The name of the corporation is Z Explorations, Inc. The name under which the corporation was originally incorporated is Pon Explorations, Inc.

2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is March 19, 1997.

3. The name of the limited liability company into which the corporation is herein being converted is Z Explorations, LLC.

4. The conversion has been approved in accordance with the provisions of Section 266.

By:	/s/ Everett L. Grant, III
Name:	Everett L. Grant, III, President

State of Delaware Secretary of State Division of Corporations Delivered 12:17 PM 06/30/2005 FILED 12:13 PM 06/30/2005 SRV 050546338 – 2730624 FILE

CERTIFICATE OF FORMATION

OF

Z EXPLORATIONS, LLC

This Certificate of Formation, dated June 30, 2005, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.	Name. The name of the Company is “Z Explorations, LLC”.

2.	Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

EXECUTED as of the date first written above.

/s/ Everett L. Grant, III
Everett L. Grant, III
Authorized Person

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO

A CORPORATION PURSUANT TO

SECTION 265 OF TITLE 8 OF THE DELAWARE CODE

1.	The limited liability company was formed under the laws of the State of Delaware by conversion from a Delaware corporation on June 30, 2005. The Delaware corporation was originally incorporated in the State of Delaware on March 19, 1997.

2.	The name of the limited liability company immediately prior to the filing of this certificate of conversion was Z Explorations, LLC.

3.	The name of the corporation as set forth in the Certificate of Incorporation is Z Explorations, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of March 21, 2006.

Z EXPLORATIONS, LLC

By:	Z Resources, Inc., its sole member

By:	/s/ Greg O’Brien
Name:	Greg O’Brien
Title:	Director

State of Delaware Secretary of State Division of Corporations Delivered 03:39 PM 03/23/2006 FILED 03:23 PM 03/23/2006 SRV 060279534 – 2730624 FILE

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:39 PM 03/23/2006

FILED 03:23 PM 03/23/2006

SRV 060279534 - 2730624 FILE

CERTIFICATE OF INCORPORATION

OF

Z EXPLORATIONS, INC.

FIRST: The name of the corporation is Z Explorations, Inc.

SECOND: The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is one hundred (100) shares of Common Stock of the par value of ($0.01) per share.

FIFTH: The name of the incorporator is Greg O’Brien and his mailing address is 10600 Corporate Drive, Stafford, Texas 77477.

SIXTH: The name and mailing address of the directors who shall serve until the first annual meeting of stockholders or until their successors are elected and qualified, are as follows:

Name	Address
Ray Baker	10600 Corporate Drive Stafford, Texas 77477

Greg O’Brien	10600 Corporate Drive Stafford, Texas 77477

David Senger	10600 Corporate Drive Stafford, Texas 77477

The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

SEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on this corporation.

NINTH: No director of the corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

TENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the certificate of incorporation or bylaws of the corporation, from time to time, to amend the certificate of incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the certificate of incorporation or any amendment thereof are subject to such right of the corporation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of March, 2006.

/s/ Greg O’Brien
Greg O’Brien Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 05:57 PM 10/24/2011 FILED 05:39 PM 10/24/2011 SRV 111130330 - 2730624 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Z Explorations, Inc., a Delaware Corporation, on this 24th day of October, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 160 Greentree Drive, Suite 101 Street, in the City of Dover, County of Kent Zip Code 19904.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Registered Agents, Inc..

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 24th day of October, A.D., 2011.

By:	/s/ Victor Alfano
Authorized Officer

Name:	Victor Alfano
Print or Type

Title:	Vice President